UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2010

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 19, 2010, NetLogic Microsystems, Inc. (the “Company”), entered into a definitive lease agreement with CARR NP Properties, L.L.C. and 3975 FREEDOM CIRCLE DRIVE LLC (collectively the “Landlord”) whereby the Company will lease approximately 105,930 square feet of office space located at 3975 Freedom Circle Drive in Santa Clara, California (the “Lease”). The office space comprises the 9th, 10th, 11th, 12th and part of the first floor of the leased premises, and will be used for the Company’s corporate headquarters functions, as well as engineering, marketing and administrative operations and activities. The Company plans to move to the new premises beginning in June 2010 following completion of leasehold improvements. The Lease has a term of 96 months from the commencement date. The initial annual base rent is approximately $3,050,784, subject to a full abatement of rent for the first twenty three months of the Lease term. The annual base rent increases each year to certain fixed amounts over the course of the term as set forth in the Lease and will be approximately $3,559,248 in the eighth year. In addition to the base rent, the Company will also pay its proportionate share of building operating expenses, insurance expenses, real estate taxes and a management fee.

The Company has two options to extend the Lease for a period of sixty months each. The first option to extend will be at 95% of the then market rent rate as determined by the parties, and the second option to extend will be 100% of the then market rent rate as determined by the parties. Additionally, the Company has the preferential right during the first two years of the Lease to lease one or more of the 6th, 7th and 8 th floors of the leased premises (approximately 25,000 square feet per floor) at the same per-square-foot rate as the original leased space. Commencing on the first day of the third year of the Lease term, the Company also has the preferential right of first offer for any space in the premises that the Company is not then currently leasing from the Landlord.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is attached as Exhibit 10.38 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this document:

Exhibits	Description

10.38	Office Lease dated March 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: March 23, 2010	By:	/s/ MIKE TATE
Mike Tate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description

10.38	Office Lease dated March 19, 2010